Exhibit 99.1

COMSTOCK HOMEBUILDING COMPANIES, INC. REPORTS RESULTS FOR

THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2011

NEW CAPITAL AND PARTNERSHIP POSITION COMSTOCK FOR FUTURE GROWTH AND PROFITABILITY

Reston, Virginia (August 12, 2011) – Comstock Homebuilding Companies, Inc. (NASDAQ: CHCI) (“Comstock” or the “Company”), a multi-faceted real estate development and services company focused on the Washington, D.C. market, announced a net loss for its second quarter ended June 30, 2011 of $(1.7) million or $(0.09) per diluted share. The net loss and diluted loss per share for the second quarter of 2011 compares to net loss of $(1.8) million or $(0.10) earnings per diluted share for the comparable 2010 quarter. Total revenue for the second quarter of 2011 was $5.9 million compared to $6.4 million for the comparable 2010 quarter. The net loss and diluted loss per share for the six months ended June 30, 2011 was $(2.7) million or $(0.15) per share which compares to a net loss of $(2.7) million and $(0.15) per share for the same period a year ago. Total revenue for the first half of 2011 was $10.5 million which compares to $15.6 million for the comparable 2010 period.

Notable Events

•

Strategic Alliance with Sunbridge Capital – On July 12, Comstock announced that it had formed a strategic alliance with SunBridge Capital Management, LLC (“SunBridge”), a private investment management firm supported by the Bainum family, a prominent Washington, DC family with investment interests that include Choice Hotels International. The purpose of the strategic alliance is to facilitate Comstock’s and SunBridge’s ongoing pursuit of certain homebuilding and multi-family rental projects in the Washington, DC market. The strategic alliance calls for project funding of up to $25 million from each party to capitalize agreed-upon potential investments. In support of the relationship, SunBridge funded a senior secured loan for approximately $13.8 million that closed on July 12, 2011, (the “Initial Loan”) and has committed to provide an additional secured loan to refinance the Company’s Penderbrook project. The proceeds of the Initial Loan were used to refinance existing indebtedness on the Company’s Eclipse project and for general corporate purposes.

•

Resolution of Balfour Beatty Litigation - On July 21, 2011, Comstock Potomac Yard, L.C. a subsidiary of Comstock Homebuilding Companies, Inc. (the “Company”), entered into a settlement agreement with Balfour Beatty Construction, L.C., successor in interest to Centex Construction, (“Balfour”) whereby Comstock Potomac Yard agreed to a settlement in satisfaction of certain claims and a previous judgment entered in its favor. The settlement was the result of a voluntary mediation process between Comstock Potomac Yard, Balfour and one of the major subcontractors on the Company’s Eclipse high rise condominium project (the Project”). The judgment resulted from litigation initiated by Comstock Potomac Yard in September of 2008 against Balfour as a result of delays in completion of the Project. Comstock received the settlement proceeds on August 4, 2011.

•

Cascades Apartment Project – Comstock began construction on a 103 unit rental project in the Cascades planned community in Loudoun County Virginia in February of 2011. The Company anticipates completing construction in the fall of 2011 with full lease-up expected in early 2012. Leasing activity commenced in June with the first occupancies beginning in July. Strong demand is supporting the Company’s decision to market the property as a stabilized asset upon completion.

•	Ongoing monetization of real estate assets - Comstock continues to monetize inventory units from its Eclipse and Penderbrook projects. Total units delivered in the second quarter of 2011 were 13.

An additional 2 units were delivered during the month of July. There are 37 units remaining for sale at Eclipse and 55 units remaining for sale at Penderbrook.

“We accomplished significant key initiatives during the second quarter that enhance our ability to execute our Washington, DC focused strategy,” said Christopher Clemente, Chairman and Chief Executive Officer. “The added capabilities that our new partnership with SunBridge provides coupled with the new capital obtained through the successful resolution of long pending litigation positions Comstock to pursue attractive development opportunities in the best real estate market in the nation while focusing entirely on restoring profitability and shareholder value”.

About Comstock Homebuilding Companies, Inc.

Comstock is a multi-faceted real estate development and services company. Our substantial experience in building a diverse range of products including single-family homes, townhouses, mid-rise condominiums, high-rise condominiums and mixed-use (residential and commercial) developments has positioned Comstock as a prominent real estate developer and homebuilder in the Washington, D.C. market place. Comstock Homebuilding Companies, Inc. trades on NASDAQ under the symbol CHCI. For more information on the Company or its projects please visit www.comstockhomebuilding.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements including incurring substantial indebtedness with respect to projects, the diversion of management’s attention and other negative consequences. Additional information concerning these and other important risks and uncertainties can be found under the heading “Risk Factors” in the Company’s most recent Form 10-K, as filed with the Securities and Exchange Commission and other filings with the Securities and Exchange Commission. Comstock specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

Contact:

Joe Squeri

Chief Financial Officer

703.230.1229

SOURCE: Comstock Homebuilding Companies, Inc.

COMSTOCK HOMEBUILDING COMPANIES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except per share data)

	June 30, 2011	December 31, 2010
ASSETS
Cash and cash equivalents	$609	$475
Restricted cash	3,089	5,201
Real estate held for development and sale	26,687	34,008
Construction in process – Variable Interest Entity	8,559	0
Property, plant and equipment, net	40	50
Other assets	3,520	1,194

TOTAL ASSETS	$42,504	$40,928

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$5,925	$5,884
Notes payable - secured by real estate held for development and sale	14,062	18,853
Notes payable - Variable Interest Entity	6,205	0
Notes payable - due to affiliates, unsecured	5,008	5,008
Notes payable - unsecured	4,383	4,515

TOTAL LIABILITIES	35,583	34,260

Commitments and contingencies (Note 9)
SHAREHOLDERS’ EQUITY
Class A common stock, $0.01 par value, 77,266,500 shares authorized, 17,405,474 and 17,120,467 issued and outstanding, respectively	174	171
Class B common stock, $0.01 par value, 2,733,500 shares authorized, 2,733,500 issued and outstanding	27	27
Additional paid-in capital	167,051	166,700

Treasury stock, at cost (391,400 shares Class A common stock)	(2,439)	(2,439)
Accumulated deficit	(160,492)	(157,791)

TOTAL COMSTOCK HOMEBUILDING EQUITY	4,321	6,668
Non-controlling interest – Variable Interest Entity	2,600	0

TOTAL EQUITY	6,921	6,668

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$42,504	$40,928

COMSTOCK HOMEBUILDING COMPANIES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenues
Revenue - homebuilding	$3,120	$5,919	$6,139	$11,613
Revenue - apartment buildings and real estate services	2,783	509	4,350	3,955

Total revenue	5,903	6,428	10,489	15,568
Expenses
Cost of sales - homebuilding	2,736	5,673	5,458	11,364
Cost of sales - apartment buildings and real estate services	2,628	413	3,901	3,285
Impairments and write-offs	0	0	0	0
Selling, general and administrative	1,933	1,405	3,318	2,861
Interest, real estate taxes and indirect costs related to inactive projects	451	821	820	1,670

Operating loss	(1,845)	(1,884)	(3,008)	(3,612)
Gain on debt restructuring	0	0	(146)	0
Other (income) loss, net	(287)	(41)	(411)	(877)

Loss before income taxes	(1,558)	(1,843)	(2,451)	(2,735)
Income taxes expense	0	0	0	0

Net loss	(1,558)	(1,843)	(2,451)	(2,735)
Less: Net income attributable to non-controlling interests	118	0	250	0

Net loss attributable to Comstock Homebuilding Co., Inc.	$(1,676)	$(1,843)	$(2,701)	$(2,735)

Basic loss per share	$(.09)	$(.10)	$(.15)	$(.15)

Diluted loss per share	$(.09)	$(.10)	$(.15)	$(.15)

Basic weighted average shares outstanding	18,784	18,365	18,407	18,231

Diluted weighted average shares outstanding	18,784	18,365	18,407	18,231

COMSTOCK HOMEBUILDING COMPANIES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands, except per share data)

	Six Months Ended June 30,
	2011	2010
Cash flows from operating activities:
Net loss	$(2,451)	$(2,735)
Adjustment to reconcile net loss to net cash provided by operating activities
Amortization and depreciation	10	84
Gain on M&T note retirement	(146)	0
Gain on trade payable settlements	(150)	(860)
Changes in operating assets and liabilities:
Restricted cash	12	117
Real estate held for development and sale	4,816	13,338
Other assets	(2,376)	57
Accounts payable and accrued liabilities	3,101	823

Net cash provided by operating activities	2,816	10,824

Cash flows from investing activities:
Investment in Cascades Apartments – construction in process	(6,054)	0
Purchase of property, plant and equipment	0	(4)

Net cash used in investing activities	(6,054)	(4)

Cash flows from financing activities:
Proceeds from notes payable	17,273	822
Payments on notes payable	(16,250)	(12,006)
Proceeds from Cascades Private Placement	2,350	26

Net cash provided by (used in) financing activities	3,372	(11,158)

Net increase (decrease) in cash and cash equivalents	134	(338)
Cash and cash equivalents, beginning of period	475	1,085

Cash and cash equivalents, end of period	$609	$747

Supplemental disclosure for non-cash activity:
Interest incurred but not paid in cash	$457	$1,260
Reduction in notes payable in connection with troubled debt restructuring	$0	$7,689
Increase in additional paid in capital in connection with troubled debt restructuring	$0	$7,689
Reduction in real estate held for development and sale in connection with deconsolidation of subsidiaries	$0	$15,406
Reduction in notes payable in connection with deconsolidation of subsidiaries	$0	$15,893
Reduction in accrued liabilities in connection with deconsolidation of subsidiaries	$0	$449
Increase in opening retained earnings in connection with deconsolidation of subsidiaries	$0	$936
Non-cash stock compensation charges	$388	$619
Increase in class A common stock par value in connection with issuance of stock compensation	$3	$5
Increase in additional paid in capital in connection with issuance of stock compensation	$351	$614
Reduction in accounts payable and restricted cash due to Cascades Private Placement closing	$2,100	$0